                              SERVICING AGREEMENT

                                    BETWEEN


                         FLAGSTAR CAPITAL CORPORATION

                                   PURCHASER

                                      AND

                              FLAGSTAR BANK, FSB

                                SELLER/SERVICER



                        DATED AS OF [__________], 1998


                               TABLE OF CONTENTS

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ARTICLE I

DEFINITIONS.......................................................................................1
   Section 1.   Definitions.......................................................................1

ARTICLE II

SERVICING ........................................................................................5
   Section 2.01  Bank to Act as Servicer..........................................................5
   Section 2.02  Liquidation of Mortgage Loans....................................................7
   Section 2.03  Collection of Mortgage Loan Payments.............................................8
   Section 2.04  Establishment of and Deposits to Custodial Account...............................8
   Section 2.05  Permitted Withdrawals From Custodial Account.....................................9
   Section 2.06  Establishment of and Deposits to Escrow Account.................................10
   Section 2.07  Permitted Withdrawals From Escrow Account.......................................11
   Section 2.08  Payment of Taxes, Insurance and Other Charges, Tax Contracts....................12
   Section 2.09  Protection of Accounts..........................................................12
   Section 2.10  Maintenance of Hazard Insurance.................................................12
   Section 2.11  Maintenance of Mortgage Impairment Insurance....................................13
   Section 2.12  Maintenance of Fidelity Bond and Errors and Omissions Insurance.................14
   Section 2.13  Inspections.....................................................................14
   Section 2.14  Restoration of Mortgaged Property...............................................15
   Section 2.15  Maintenance of PMI Policy, Claims...............................................15
   Section 2.16  Deteriorating Mortgage Loans....................................................16
   Section 2.17  Title, Management and Disposition of REO Property...............................16
   Section 2.18  Permitted Withdrawals with respect to REO Property..............................17
   Section 2.19  Real Estate Owned Reports.......................................................18
   Section 2.20  Liquidation Reports.............................................................18
   Section 2.21  Reports Of Foreclosures and Abandonments........................................18
   Section 2.22  Notification of Adjustments.....................................................18
   Section 2.23  Notification of Maturity Date...................................................18
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ARTICLE III

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PAYMENTS TO PURCHASER............................................................................19
         Section 3.01  Remittances...............................................................19
         Section 3.02  Statements to Purchaser...................................................19
         Section 3.03  Advances by Servicer......................................................20

ARTICLE IV

GENERAL SERVICING PROCEDURES.....................................................................21
         Section 4.01  Transfers of Mortgaged Property...........................................21
         Section 4.02  Satisfaction of Mortgages and Release of Mortgage Files...................21
         Section 4.03  Servicing Compensation....................................................22
         Section 4.04  Annual Statement as to Compliance.........................................22
         Section 4.05  Annual Independent Public Accountants' Servicing Report...................22
         Section 4.06  Right to Examine Seller Records...........................................23

ARTICLE V

SERVICER TO COOPERATE............................................................................23
         Section 5.01  Provision of Information..................................................23
         Section 5.02  Financial Statements; Servicing Facilities................................23

ARTICLE VI

TERMINATION......................................................................................24
         Section 6.01  Agency Suspensions........................................................24
         Section 6.02  Damages...................................................................24
         Section 6.03  Termination...............................................................24
         Section 6.04  Termination Without Cause.................................................24

ARTICLE VII

BOOKS AND RECORDS................................................................................24
         Section 7.01  Possession of Servicing Files.............................................24

ARTICLE VIII

INDEMNIFICATION AND ASSIGNMENT...................................................................26
         Section 8.01  Indemnification...........................................................26
         Section 8.02  Limitation on Liability of Seller and Others..............................26
         Section 8.03  Limitation on Registration and Assignment by Seller.......................26
         Section 8.04  Assignment by Purchaser...................................................27
         Section 8.05  Merger or Consolidation of the Seller.....................................27
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         Section 8.06  Successor to the Seller...................................................28

ARTICLE IX

REPRESENTATIONS,WARRANTIESANDCOVENANTS
OF PURCHASER.....................................................................................29
         Section 9.01  Due Organization and Authority............................................29
         Section 9.02  No Conflicts..............................................................29
         Section 9.03  Ability to Perform........................................................29
         Section 9.04  No Litigation Pending.....................................................29
         Section 9.05  No Consent Required.......................................................30
         Section 9.06  Assistance................................................................30

ARTICLE X

REPRESENTATIONS AND WARRANTIES OF SELLER.........................................................30
         Section 10.01  Due Organization and Authority...........................................30
         Section 10.02  Ordinary Course of Business..............................................30
         Section 10.03  No Conflicts.............................................................30
         Section 10.04  Ability to Service.......................................................31
         Section 10.05  Ability to Perform.......................................................31
         Section 10.06  No Litigation Pending....................................................31
         Section 10.07  No Consent Required......................................................31
         Section 10.08  No Untrue Information....................................................31
         Section 10.09  Reasonable Servicing Fee.................................................32
         Section 10.10  Financial Statements.....................................................32
         Section 10.11  Conflict of Interest.....................................................32

ARTICLE XI

DEFAULT..........................................................................................32
         Section 11.01  Events of Default........................................................32
         Section 11.02  Waiver of Defaults.......................................................34

ARTICLE XII

MISCELLANEOUS PROVISIONS.........................................................................34
         Section 12.01  Notices..................................................................34
         Section 12.02  Waivers..................................................................34
         Section 12.03  Entire Agreement; Amendment..............................................35
         Section 12.04  Execution; Binding Effect................................................35
         Section 12.05  Headings.................................................................35
         Section 12.06  Applicable Law...........................................................35
         Section 12.07  Relationship of Parties..................................................35
         Section 12.08  Severability of Provisions...............................................35
         Section 12.09  Recordation of Assignments of Mortgage...................................35
         Section 12.10  Exhibits.................................................................36

EXHIBITS

EXHIBIT 1         FORM OF MONTHLY REMITTANCE ADVICE
EXHIBIT 2         FORM OF CUSTODIAL ACCOUNT CERTIFICATION
EXHIBIT 3         FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT
EXHIBIT 4         FORM OF ESCROW ACCOUNT CERTIFICATION
EXHIBIT 5         FORM OF ESCROW ACCOUNT LETTER AGREEMENT

                               SERVICING AGREEMENT

         This Servicing Agreement (the "Servicing Agreement" or the "Agreement") is entered into as of [__________,] 1998, by and between Flagstar Bank, FSB (the "Seller" or "Servicer"), a federally chartered savings bank, and Flagstar Capital Corporatin, a Michigan, corporation (the "Purchaser").

         WHEREAS, the Purchaser and Seller entered into a Mortgage Loan Purchase and Warranties Agreement dated as of [________,] 1998 (the "Purchase Agreement") pursuant to which the Purchaser agreed to purchase from the Seller certain residential, adjustable and fixed rate first mortgage loans (the "Mortgage Loans") to be delivered as whole loans, with the Servicer retaining servicing rights in connection with the purchase of such Mortgage Loans; and

         WHEREAS, the Purchaser desires to have the Servicer service the Mortgage Loans, the Servicer desires to service and administer the Mortgage Loans on behalf of the Purchaser, and the parties desire to provide the terms and conditions of such servicing by the Servicer.

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and for other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE

                                  DEFINITIONS

     SECTION 1. Definitions. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Purchase Agreement. The following terms are defined as follows:

     "Accepted Servicing Practices" means, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

     "Ancillary Income" means all late charges, escrow account benefits, reinstatement fees, and similar types of fees arising from or in connection with any Mortgage Loan to the extent not otherwise payable to the Mortgagor under applicable law or pursuant to the terms of the related Mortgage Note.

     "Bank" means Flagstar Bank, FSB.

     "Best's" means Best's Key Rating Guide.

     "BIF" means The Bank Insurance Fund, or any successor thereto.

     "Closing Date" means [_______], 1998, or such other date as is mutually agreed upon by the parties hereto.

     "Condemnation Proceeds" means all awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents

     "Custodial Account" means the separate account or accounts created and maintained pursuant to Section 2.04.

     "Cut-off Date" means [__________], 1998.

     "Due Period" means with respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

     "Errors and Omissions Insurance Policy" means an errors and omissions insurance policy to be maintained by the Servicer pursuant to Section 2.12.

     "Escrow Account" means the separate account or accounts created and maintained pursuant to Section 2.06.

     "Escrow Payment" means, with respect to any Mortgage Loan, the amounts constituting taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

     "Event of Default" means any one of the conditions or circumstances enumerated in Section 11.01.

     "FDIC" means The Federal Deposit Insurance Corporation, or any successor thereto.

     "FHLMC Guide" means the FHLMC Sellers' and Servicers' Guide and all amendments or additions thereto.

     "Fidelity Bond" means a fidelity bond to be maintained by the Servicer pursuant to Section 2.12.

     "FNMA Guides" means the FNMA Sellers' Guide and the FNMA Servicers' Guide and all amendments or additions thereto.

     "Insurance Proceeds" means, with respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

     "Liquidation Proceeds" means cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

     "Monthly Remittance Advice" means the monthly remittance advice, in the form of Exhibit A annexed hereto, to be provided to the Purchaser pursuant to
Section 3.02.

     "Mortgage Impairment Insurance Policy" means a mortgage impairment or blanket hazard insurance policy as described in Section 2.11.

     "Nonrecoverable Advance" means any advance of principal and interest previously made or proposed to be made in respect of a Mortgage Loan which, in the good faith judgment of the Servicer, will not or, in the case of a proposed advance of principal and interest, would not, be ultimately recoverable from related Insurance Proceeds, Liquidation Proceeds or otherwise. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed advance of principal and interest, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate delivered to the Purchaser.

     "Officer's Certificate" means a certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, and delivered to the Purchaser as required by this Agreement.

     "OTS" means Office of Thrift Supervision, or any successor thereto.

     "PMI Policy" means a policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.

     "Prime Rate" means the prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal (Chicago edition).

     "Principal Prepayment" means any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     "Purchase Agreement" means the Mortgage Loan Purchase and Warranties Agreement between the Purchaser and the Seller related to the purchase of the Mortgage Loans dated as of [__________,] 1998.

     "Qualified Depository" means a depository the accounts of which are insured by the FDIC through the BIF or the SAIF.

     "Qualified Insurer" means an insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by FNMA and FHLMC with respect to primary mortgage insurance and, in addition, in the two highest rating categories by Best's with respect to hazard and flood insurance.

     "Remittance Date" means the 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of any month, beginning with the first Remittance Date on [_______,] 1998.

     "REO Property" means a Mortgaged Property acquired by the Servicer on behalf of the Purchaser through foreclosure or by deed in lieu of foreclosure, as described in Section 2.17.

     "SAIF" means The Savings Association Insurance Fund, or any successor thereto.

     "Servicer Employees" has the meaning set forth in Section 2.12.

     "Servicing Advances" means all customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage and (d) compliance with the obligations under Section 2.08 (except with respect to any expenses incurred in connection with procuring or transferring Tax Service Contracts, as provided therein).

     "Servicing Agreement" means this agreement between the Purchaser and the Servicer for the servicing and administration of the Mortgage Loans.

     "Servicing Fee" means, with respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Servicer, which shall, for a period of one (1) full month, be equal to one-twelfth of the product of the Servicing Fee Rate and (2) the Stated Principal Balance of such Mortgage Loan.

     Such fee shall be payable monthly, computed on the basis of the same principal amount and period in respect of which any related interest payment on a Mortgage Loan is computed and shall be pro rated for any portion of a month during which the Mortgage Loan is serviced by the Servicer under this Agreement. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by
Section 4.03) of such Monthly Payment collected by the Servicer, or as otherwise provided under Section 4.03.

     "Servicing Fee Rate" means, with respect to each Mortgage Loan, the rate specified in the Mortgage Loan Schedule with respect to such Mortgage Loan.

     "Servicing File" means, with respect to each Mortgage Loan, the file retained by the Servicer consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or its designee and copies of the Mortgage Loan Documents listed on Exhibit A to the Purchase Agreement.

     "Termination Fee" means the amount paid by the Purchaser to the Servicer in the event of the Servicer's termination, without cause, as servicer. Such fee shall equal the percentage amount set forth in Section 6.04 hereof of the then current aggregate unpaid principal balance of the related Mortgage Loans .

                                  ARTICLE II

                                   SERVICING

     SECTION 2.01 The Bank to Act as Servicer. From and after the Closing Date, the Servicer, as an independent contractor, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices. Except as set forth in this Agreement, the Servicer shall service the Mortgage Loans in strict compliance with the servicing provisions related to the FNMA MBS Program (Special Servicing Option) of the FNMA Guides. In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this Agreement and any of the servicing provisions of the FNMA Guides, the provisions of this Agreement shall control and be binding upon the Purchaser and the Servicer.

     Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser, provided, however, that unless the Servicer has obtained the prior written consent of the Purchaser, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 2.04, the difference between (a) such month's principal and one (1) month's interest at the Mortgage Interest Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor.

     The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 2.05. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer, the Purchaser shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

     In servicing and administering the Mortgage Loans, the Servicer shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, the FNMA Guides and the Purchaser's reliance on the Servicer.

     The Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Servicer shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any Person with respect to this Agreement or the Mortgage Loans unless the Servicer has been notified of such transfers as provided in this Section 2.01. The Purchaser may sell and transfer, in whole or in part, the Mortgage Loans, provided that no such sale and transfer shall be binding upon the Servicer unless such transferee shall agree in writing in the form of the Assignment and Assumption Agreement attached to the Purchase Agreement as Exhibit G, to be bound by the terms of this Agreement and the Purchase Agreement, and an executed copy of the same shall have been delivered to the Servicer. Upon receipt thereof, the Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans by such assignee, and the previous Purchaser shall be released from its obligations hereunder. The Servicer shall be required to remit all amounts required to be remitted to the Purchaser hereunder to said transferee commencing with the first Remittance Date falling after receipt of said copy of the related Assignment and Assumption Agreement provided that the Servicer receives said copy no later than three (3) Business Days immediately prior to the first day of the month of the related Remittance Date. This Agreement shall be binding upon and inure to the benefit of the Purchaser and the Servicer and their permitted successors, assignees and designees.

     The Servicing File retained by the Servicer pursuant to this Agreement shall be appropriately marked and identified in the Servicer's computer system to clearly reflect the sale of the related Mortgage Loan to the Purchaser. The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to Section 8.03 of the Purchase Agreement.

     The Servicer must have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program must be capable of evaluating and monitoring the overall quality of its loan production and servicing activities. The program is to ensure that the Mortgage Loans are serviced in accordance with prudent mortgage banking practices and accounting principles; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

     SECTION 2.02 Liquidation of Mortgage Loans. In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 2.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as (1) the Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, (3) the Servicer shall determine prudently to be in the best interest of Purchaser, and (4) is consistent with any related PMI Policy. In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 2.01 and remains delinquent for a period of ninety (90) days or any other default continues for a period of ninety (90) days beyond the expiration of any grace or cure period (or such other period as is required by law in the jurisdiction where the related Mortgaged Property is located), the Servicer shall commence foreclosure proceedings in accordance with the FNMA Guides, provided that, prior to commencing foreclosure proceedings, the Servicer shall notify the Purchaser in writing of the Servicer's intention to do so, and the Servicer shall not commence foreclosure proceedings if the Purchaser objects to such action within ten (10) Business Days of receiving such notice or, if the provisions of the next two paragraphs apply, in any event without the prior written consent of Purchaser. In such connection, the Servicer shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Purchaser after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (in respect of which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 2.05) or through Insurance Proceeds (in respect of which it shall have similar priority).

       Notwithstanding anything to the contrary contained herein, in connection with a foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector, the Servicer shall cause the Mortgaged Property to be so inspected at the expense of the Purchaser. Upon completion of the inspection, the Servicer shall promptly provide the Purchaser with a written report of the environmental inspection.

       After reviewing the environmental inspection report, the Purchaser shall determine how the Servicer shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Servicer to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to
Section 2.05 hereof and to the extent amounts in the Custodial Account are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed by the Purchaser for such deficiencies (upon presentation of evidence of such deficiency). In the event the Purchaser directs the Servicer not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section
2.05 hereof.

       SECTION 2.03 Collection of Mortgage Loan Payments. Continuously from the Closing Date, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

       SECTION 2.04 Establishment of and Deposits to Custodial Account. The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled "Flagstar Bank in trust for Purchaser of Mortgage Loans, and various Mortgagors". The Custodial Account shall be established with a Qualified Depository acceptable to the Purchaser. Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law. Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 2.05. The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit 2 hereto, in the case of an account established with the Servicer, or by a letter agreement in the form of Exhibit 3 hereto, in the case of an account held by a depository other than the Servicer. A copy of such certification or letter agreement shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

       The Servicer shall deposit in the Custodial Account within one Business Day of receipt, and retain therein, the following collections received by the Servicer and payments made by the Servicer after the Cut-off Date, other than payments of principal and interest due on or before the Cut-off Date, or received by the Servicer prior to the Cut-off Date but allocable to a period subsequent thereto:

     (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

     (ii)  all payments on account of interest on the Mortgage;

     (iii) all Liquidation Proceeds and any amount received with respect to REO Property;

     (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Section 2.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with
           Section 2.14), and Section 2.11;

     (v) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 2.14;

     (vi) any amount required to be deposited in the Custodial Account pursuant to Section 2.01, 2.09, 2.15, 2.17, 3.01, 3.03 or 4.02;

     (vii) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 8.03 of the Purchase Agreement; and

     (viii) any amounts required to be deposited by the Servicer pursuant to
            Section 2.11 in connection with the deductible clause in any blanket hazard insurance policy.

       The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, Ancillary Income need not be deposited by the Servicer into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 2.05.

       SECTION 2.05 Permitted Withdrawals From Custodial Account. Subject to
Section 2.17 hereof, the Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

     (i) to make payments to the Purchaser in the amounts and in the manner provided for in Section 3.01;

     (ii)   to pay to itself the Servicing Fee;

     (iii) to reimburse itself for advances of the Servicer's funds made pursuant to Section 3.03, the Servicer's right to reimburse itself pursuant to this subclause (iii) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest in respect of which any such advance was made, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of Purchaser, except that, where the Seller or the Servicer is required to repurchase a Mortgage Loan pursuant to Section 8.03 of the Purchase Agreement or Section 4.02 of this Agreement, respectively, the Servicer's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

     (iv) to reimburse itself for unreimbursed Servicing Advances (except to the extent reimbursed pursuant to Section 2.07), any accrued but unpaid Servicing Fees and for unreimbursed advances of Servicer funds made pursuant to Sections 2.15, 2.17 or 3.03, the Servicer's right to reimburse itself pursuant to this subclause (iv) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of the Purchaser except that, where the Seller or the Servicer is required to repurchase a Mortgage Loan pursuant to Section 8.03 of the Purchase Agreement or Section 4.02 of this Agreement, respectively, the Servicer's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

     (v) to pay itself any interest earned on funds deposited in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date); and

     (vi) to clear and terminate the Custodial Account upon the termination of this Agreement.

       In the event that the Custodial Account is interest bearing, on each Remittance Date, the Servicer shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 3.01, the Servicer is not obligated to remit on such Remittance Date. The Servicer may use such withdrawn funds only for the purposes described in this Section 2.05.

       SECTION 2.06 Establishment of and Deposits to Escrow Account. The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts. The Escrow Account or Accounts shall be established with a Qualified Depositary, in a manner which shall provide maximum available insurance thereunder. Funds deposited in the Escrow Accounts may be drawn on by the Servicer in accordance with Section 2.07. The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit 2 hereto, in the case of an account established with the Servicer, or by a letter agreement in the form of Exhibit 5 hereto, in the case of an account held by a depository other than the Servicer. A copy of such certification shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

       The Servicer shall deposit in the Escrow Account or Accounts within one Business Day of receipt, and retain therein:

         (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

         (ii) all amounts representing Insurance Proceeds or Condemnation

              Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

       The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in
Section 2.07. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Servicer shall pay from its own funds interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be noninterest bearing or that interest paid thereon is insufficient for such purposes.

       SECTION 2.07 Permitted Withdrawals From Escrow Account. Withdrawals from each Escrow Account may be made by the Servicer only:

       (i) to effect timely payments of taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

       (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer pursuant to Section 2.08 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

       (iii) to refund to the related Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan or applicable federal or state law or judicial or administrative ruling;

       (iv) for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

       (v) for application to restoration or repair of the related Mortgaged Property in accordance with the procedures outlined in Section 2.14;

       (vi) to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account; and

       (vii) to clear and terminate the Escrow Account on the termination of this Agreement.

       SECTION 2.08 Payment of Taxes, Insurance and Other Charges, Tax Contracts. With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of taxes, assessments, water rates, sewer rents, and other charges, as applicable, which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments relating to taxes or maintaining insurance policies are made by the Mortgagor at the time they first become due. The Servicer assumes full responsibility for the timely payment of all such bills to the extent it has or should have notice of such bills and shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments, and the Servicer shall make advances from its own funds to effect such payments, such advances to be reimbursable to the same extent as Servicing Advances.

       SECTION 2.09 Protection of Accounts. The Servicer may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. Such transfer shall be made only upon obtaining the consent of the Purchaser, which consent shall not be withheld unreasonably. The Servicer shall bear any expenses, losses or damages sustained by the Purchaser because the Custodial Account and/or the Escrow Account are not demand deposit accounts.

       SECTION 2.10 Maintenance of Hazard Insurance. The Servicer shall cause to be maintained for each Mortgage Loan, hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer rated A:VI or better in the current Best's against loss by fire, hazards of extended coverage and such other hazards as are required to be insured pursuant to the FNMA Guides or the FHLMC Guide, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

       If required by the Flood Disaster Protection Act of 1973, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in effect with a generally acceptable insurance carrier rated A:VI or better in Best's in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the related Mortgage Loan and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law and pursuant to the FNMA Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the

Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty five (45) days after such notification, the Servicer shall immediately purchase the required flood insurance on the Mortgagor's behalf.

      If a Mortgage is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current FNMA requirements, and secure from the owner's association its agreement to notify the Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

      The Servicer shall cause to be maintained on each Mortgaged Property such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any primary mortgage guaranty insurer.

      All policies required hereunder shall name the Servicer and its successors and assigns as mortgagee and shall be endorsed with non-contributory standard Michigan mortgagee clauses which shall provide for at least thirty (30) days' prior written notice of any cancellation, reduction in amount or material change in coverage.

      The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are rated A:VI or better in Best's and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Servicer shall determine that such policies provide sufficient risk coverage and amounts as required pursuant to the FNMA Guides or the FHLMC Guide, that they insure the property owner, and that they properly describe the property address. To the extent reasonably possible the Servicer shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date; provided, however, that in the event that no such notice is furnished by the Servicer, the Servicer shall ensure that replacement insurance policies are in place in the required coverages and the Servicer shall be solely liable for any losses in the event such coverage is not provided.

      Pursuant to Section 2.04, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer's normal servicing procedures as specified in Section 2.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 2.05.

      SECTION 2.11 Maintenance of Mortgage Impairment Insurance. In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 2.10 and otherwise complies with all other requirements of
Section 2.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 2.10. Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 2.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 2.10, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Servicer's funds, without reimbursement therefor. Upon request of the Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

     SECTION 2.12 Maintenance of Fidelity Bond and Errors and Omissions Insurance. The Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Servicer Employees"). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 2.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and Errors and Omissions Insurance Policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Mortgage-Backed Securities Selling and Servicing Guide or by FHLMC in the FHLMC Guide. Upon the request of the Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of such Fidelity Bond and Errors and Omissions Insurance Policy and a statement from the surety and the insurer that such Fidelity Bond and Errors and Omissions Insurance Policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser. In the event that the surety or insurer charges the Servicer a fee for providing such evidence, the Purchaser shall reimburse the Servicer for the reasonable expense incurred by the Servicer in furnishing such evidence.

     SECTION 2.13 Inspections. The Servicer shall inspect the Mortgaged Property as often as deemed necessary by the Servicer to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than sixty (60) days delinquent, the Servicer immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Servicer shall keep a written report of each such inspection.

      SECTION 2.14 Restoration of Mortgaged Property. The Servicer need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices and the terms of this Agreement. At a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

          (i) the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

          (ii) the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

          (iii) the Servicer shall verify that the Mortgage Loan is not in default; and

          (iv) pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

      If the Purchaser is named as an additional mortgagee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

      SECTION 2.15 Maintenance of PMI Policy, Claims. With respect to each Mortgage Loan with an LTV in excess of 85%, the Servicer shall, without any cost to the Purchaser, maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy insuring that portion of the Mortgage Loan in excess of 75% of value, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 85%. In the event that such PMI Policy shall be terminated, the Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy. If the insurer shall cease to be a Qualified Insurer, the Servicer shall determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Servicer shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason. If the Servicer determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Servicer shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 4.01, the Servicer shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI

Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement PMI Policy as provided above.

      In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any PMI Policy in a timely fashion in accordance with the terms of such PMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy with respect to a defaulted Mortgage Loan. Pursuant to Section 2.04, any amounts collected by the Servicer under any PMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 2.05.

      SECTION 2.16 Deteriorating Mortgage Loans. If, in the course of carrying out its obligations under this Agreement, the Servicer discovers that a Mortgage Loan (or an interest therein) (i) is or has been, at any time during the preceding twelve months, (a) classified, (b) in nonaccrual status or (c) renegotiated due to the financial deterioration of the Mortgagor or (ii) has been, more than once during the preceding twelve months, more than 30 days past due in the payment of principal and interest, the Servicer shall notify the Purchaser as soon as possible and cooperate with the Purchaser in the disposition of any such Mortgage Loan as soon as possible.

      SECTION 2.17 Title, Management and Disposition of REO Property. In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser, or in the event the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser.

      The Servicer shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer and reasonably acceptable to the Purchaser, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one (1) year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Purchaser.

      The Servicer shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Servicer determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one (1) year is permitted under the foregoing sentence and is necessary to sell any REO Property, the Servicer shall report monthly to the Purchaser as to the progress being made in selling such REO Property.

      The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

      The disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Servicer shall reimburse itself pursuant to Section 2.05(iii) or 2.05(iv) hereof, as applicable, for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to this Section, and on the Remittance Date immediately following the Due Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser; provided that such distribution shall, in any event, be made within ninety (90) days from and after the closing of the sale of such REO Property.

      In addition to the Servicer's obligations set forth in this Section 2.17, the Servicer shall deliver written notice to the Purchaser whenever title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure together with a copy of the drive-by appraisal of the related Mortgaged Property obtained by the Servicer on or prior to the date of such acquisition. Notwithstanding anything to the contrary contained herein, the Purchaser may, at the Purchaser's sole option, terminate the Servicer as servicer of any such REO Property without payment of any Termination Fee with respect thereto, provided that (i) the Purchaser gives the Servicer notice of such termination within ten
(10) Business Days of receipt of said written notice from the Servicer which termination shall be effective no more than fifteen (15) Business Days from and after the date of said notice from the Purchaser and (ii) the Servicer shall on the date said termination takes effect be reimbursed by Purchaser for any unreimbursed advances of the Servicer's funds made pursuant to Section 3.02 and any unreimbursed Servicing Advances in each case relating to the Mortgage Loan underlying such REO Property. In the event of any such termination, the provisions of Section 8.06 hereof shall apply to said termination and the transfer of servicing responsibilities with respect to such REO Property to the Purchaser or its designee.

      With respect to each REO Property, the Servicer shall deposit all funds collected and received in connection with the operation of the REO Property in the Custodial Account. The Servicer shall cause to be deposited on a daily basis upon the receipt thereof in the Custodial Account all revenues received with respect to the conservation and disposition of the related REO Property.

      SECTION 2.18 Permitted Withdrawals with respect to REO Property. For so long as the Servicer is acting as servicer of any Mortgage Loan relating to any REO Property, the Servicer shall withdraw funds on deposit in the Custodial Account with respect to each related REO Property necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 2.10 and the fees of any managing agent acting on behalf of the Servicer. The Servicer shall make monthly distributions on each Remittance Date to the Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in Section 2.17 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

      SECTION 2.19 Real Estate Owned Reports. For so long as the Servicer is acting as servicer of any Mortgage Loan relating to any REO Property, the Servicer shall furnish to the Purchaser on or before the 15th day of each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Servicer's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

      SECTION 2.20 Liquidation Reports. For so long as the Servicer is acting as servicer of any Mortgage Loan relating to any REO Property, upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Servicer shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

      SECTION 2.21 Reports Of Foreclosures and Abandonments. For so long as the Servicer is acting as servicer of any Mortgage Loan relating to any REO Property, following the foreclosure sale or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Internal Revenue Code of 1986, as amended ("Code").

      SECTION 2.22 Notification of Adjustments. With respect to each Adjustable Rate Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date and shall adjust the Monthly Payment accordingly in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. If, pursuant to the terms of the Mortgage Note, another index is selected for determining the Mortgage Interest Rate, the same index will be used with respect to each Mortgage Note which requires a new index to be selected, provided that such selection does not conflict with the terms of the related Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. The Servicer shall promptly upon written request therefor, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the Purchaser that the Servicer has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Servicer shall immediately deposit in the

Custodial Account from its own funds the amount of any interest loss caused the Purchaser thereby.

     SECTION 2.23 Notification of Maturity Date. With respect to each Fixed Rate Mortgage Loan, the Purchaser shall execute and deliver to the Mortgagor any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the maturity date if required under applicable law.

                                  ARTICLE III

                             PAYMENTS TO PURCHASER

     SECTION 3.01 Remittances. On each Remittance Date the Servicer shall remit by wire transfer of immediately available funds to the Purchaser (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date, except Principal Prepayments received on or after the first day of the month in which the Remittance Date occurs which shall be remitted to the Purchaser on the next following Remittance Date; plus (b) an amount representing compensating interest (up to a maximum amount equal to the aggregate Servicing Fee for the Mortgage Loans held by the Purchaser with respect to such Mortgage Loans) which, when added to all amounts allocable to interest received in connection with such Principal Prepayment equals thirty
(30) days' interest at the Mortgage Interest Rate net of the Servicing Fee on the amount of principal so prepaid (net of charges against or withdrawals from the Custodial Account pursuant to Section 2.05), plus (c) all amounts, if any, which the Servicer is obligated to distribute pursuant to Section 3.03 and minus
(d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts.

     With respect to any remittance received by the Purchaser after the second Business Day following the Business Day on which such payment was due, the Servicer shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus one (1) percentage point, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with and including the day following such second Business Day and ending with the Business Day on which such payment is made, exclusive of such Business Day; provided, however, that in the event that the Servicer remits such amounts after 11:00 A.M. (Michigan time) on any day, such period shall include such day. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

     SECTION 3.02 Statements to Purchaser. Not later than the twentieth day of each month, the Servicer shall furnish by modem and/or diskette to the Purchaser or its designee a listing of the outstanding Mortgage Loans, including with respect to each Mortgage Loan: the Mortgage Loan number, the actual balance, the actual paid-through dates and the Mortgage Interest Rate and principal and interest payment, and with respect to Adjustable Rate Mortgage Loans, the next

Interest Rate Adjustment Date, the Mortgage Interest Rate and the principal and interest payment effective as of the next Interest Rate Adjustment Date (if available), and shall furnish to the Purchaser manually a Monthly Remittance Advice, with a trial balance report attached thereto, in the form of Exhibit 1 annexed hereto as to the preceding remittance and the period ending on the preceding Determination Date.

     In addition, not more than sixty (60) days after the end of each calendar year, the Servicer shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

     Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code as from time to time are in force.

      The Servicer shall prepare and file, with respect to each Mortgage Loan, any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to the Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as the Purchaser may reasonably request from time to time.

     SECTION 3.03 Advances by Servicer. On the Business Day immediately preceding each Remittance Date, the Servicer shall deposit in the Custodial Account from its own funds an amount equal to all Monthly Payments which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 2.01, provided that the Servicer shall only be required to make such advances with respect to a Mortgage Loan until such advances are, in the Servicer's good faith determination as evidenced by an Officer's Certificate of the Servicer delivered to the Purchaser on the Business Day next following the Determination Date on or prior to which said determination is or was made, deemed to be a Nonrecoverable Advance. The Servicer's obligation to make such advances as to any Mortgage Loan will continue through the earlier of (i) the disposition of such Mortgage Loan and
(ii) the date of foreclosure sale with respect to such Mortgage Loan. Except as otherwise provided herein, the Servicer shall be entitled to first priority reimbursement pursuant to Section 2.05 hereof for principal and interest advances and for servicing advances from recoveries from the related mortgagor or from all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan.

                                   ARTICLE IV

                          GENERAL SERVICING PROCEDURES


     SECTION 4.01 Transfers of Mortgaged Property. The Servicer shall be required to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy, if any.

     If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Servicer, in the Purchaser's name, shall, to the extent permitted by applicable law, enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgagee guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

     To the extent that any Mortgage Loan is assumable, the Servicer shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by FNMA with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

     SECTION 4.02 Satisfaction of Mortgages and Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall notify the Purchaser in the Monthly Remittance Advice as provided in Section 3.02, and may request the release of any Mortgage Loan Documents from the Purchaser in accordance with this Section 4.02 hereof. The Servicer shall obtain discharge of the related Mortgage Loan as of record within any related time limit required by applicable law.

     If the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Servicer shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within two (2) Business Days of receipt of such demand by the Purchaser. Upon such repurchase, all funds maintained in the Escrow Account with respect to such repurchased

Mortgage Loan shall be transferred to the Servicer. The Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in
Section 2.12 insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

     SECTION 4.03 Servicing Compensation. As consideration for servicing the Mortgage Loans hereunder, the Servicer shall withdraw the Servicing Fee with respect to each Mortgage Loan from the Custodial Account pursuant to Section
2.05 hereof. Such Servicing Fee shall be payable monthly, computed on the basis of the same principal amount and period in respect of which any related interest payment on a Mortgage Loan is computed. The Servicing Fee shall be pro-rated when servicing is for less than one month. The obligation of the Purchaser to pay, and the Servicer's right to withdraw, the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 2.05), of such Monthly Payment collected by the Servicer, or as otherwise provided under Section 2.05.

     Additional servicing compensation in the form of Ancillary Income shall be retained by the Servicer. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

     SECTION 4.04 Annual Statement as to Compliance. The Servicer shall deliver to the Purchaser, on or before March 31 each year beginning March 31, 1998, an Officer's Certificate, stating that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, and (ii) the Servicer has complied in all material respects with the provisions of Article II and
Article IV, and (iii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year or part thereof, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default.

     SECTION 4.05 Annual Independent Public Accountants' Servicing Report. On or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Closing Date, the Servicer at its expense shall cause a firm of independent public accountants (who may also render other services to the Servicer or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser to the effect that such firm has, as part of their examination of the financial statements of the Servicer performed tests embracing the records and documents relating to mortgage loans serviced by the Servicer in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers and that their examination disclosed no exceptions that, in their opinion were material, relating to mortgage loans serviced by the Servicer.

     SECTION 4.06 Right to Examine Servicer Records. The Purchaser, upon reasonable notice, shall have the right to examine and audit any and all of the books, records, or other information of the Servicer, whether held by the Servicer or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.

                                   ARTICLE V

                             SERVICER TO COOPERATE

     SECTION 5.01 Provision of Information. During the term of this Agreement, the Servicer shall furnish to the Purchaser such periodic, special, or other reports or information, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Purchaser or the purposes of this Agreement. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.

     The Servicer shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

     SECTION 5.02 Financial Statements; Servicing Facilities. In connection with disposition of Mortgage Loans, the Purchaser may make available to a prospective purchaser audited financial statements of the Servicer for the most recently completed two (2) fiscal years for which such statements are available, as well as a Consolidated Statement of Condition at the end of the last two (2) fiscal years covered by any Consolidated Statement of Operations. If it has not already done so, the Servicer shall furnish promptly to the Purchaser or a prospective purchaser copies of the statements specified above; provided, however, that prior to furnishing such statements or information to any prospective purchaser, the Servicer may require such prospective purchaser to execute a confidentiality agreement in form reasonably satisfactory to it.

     The Servicer shall make available to the Purchaser or any prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions with respect to recent developments affecting the Servicer or the financial statements of the Servicer, and to permit any prospective purchaser to inspect the Servicer's servicing facilities for the purpose of satisfying such prospective purchaser that the Servicer has the ability to service the Mortgage Loans as provided in this Agreement.


                                   ARTICLE VI

                                  TERMINATION

     SECTION 6.01 Agency Suspension. Should the Servicer at any time during the term of this Agreement have its right to service temporarily or permanently suspended by FNMA or FHLMC or otherwise cease to be an approved seller/servicer of conventional residential mortgage loans for FNMA or FHLMC, then the Purchaser may immediately terminate this Agreement and accelerate performance of the provisions of the Purchase Agreement to require immediate transfer of the Servicing Rights.

     SECTION 6.02 Damages. The Purchaser shall have the right at any time to seek and recover from the Servicer any damages or losses suffered by it as a result of any failure by the Servicer to observe or perform any duties, obligations, covenants or agreements herein contained, or as a result of a party's failure to remain an approved FNMA mortgage servicer.

     SECTION 6.03 Termination. The respective obligations and responsibilities of the Servicer shall terminate upon: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan serviced by the Servicer or the disposition of all REO Property serviced by the Servicer and the remittance of all funds due hereunder; or (ii) by mutual consent of the Servicer and the Purchaser in writing, unless earlier terminated pursuant to this Agreement.

     SECTION 6.04 Termination Without Cause. The Purchaser may, at its sole option, upon not less than thirty (30) days' prior written notice to the Servicer terminate any rights the Servicer may have hereunder with respect to any or all of the Mortgage Loans, without cause, upon written notice, provided that the Servicer shall have an additional period of not more than sixty (60) days from and after the date of said notice from the Purchaser within which to effect the related transfer of servicing. Any such notice of termination shall be in writing and delivered to the Servicer as provided in Section 12.01 of this Agreement. In the event of such termination, the Servicer shall be entitled to a Termination Fee, equal to 2.0% of the then current aggregate unpaid principal balance of the related Mortgage Loans; provided, however, that the successor servicer is not an Affiliate of the Servicer.


                                  ARTICLE VII

                               BOOKS AND RECORDS


     SECTION 7.01 Possession of Servicing Files. The contents of each Servicing File are and shall be held in trust by the Servicer for the benefit of the Purchaser as the owner thereof. The Servicer shall maintain in the Servicing File a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Purchaser. The possession of the Servicing File by the Servicer is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, pursuant to this Agreement, and such retention and possession by the Servicer is in its capacity as Servicer only and at the election of the Purchaser. The Servicer shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Purchaser or other termination of the Servicer with respect to the related Mortgage Loans, unless such release is required as incidental to the Servicer's servicing of the Mortgage Loans pursuant to this Agreement, or is in connection with a repurchase of any Mortgage Loan pursuant to Section 8.03 of the Purchase Agreement or Section 4.02 of this Agreement.

     The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Servicer shall maintain in its possession, available for inspection by the Purchaser or its designee during normal business hours, and shall deliver to the Purchaser or its designee upon reasonable notice, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of FNMA or FHLMC, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by FNMA and periodic inspection reports as required by
Section 2.13 and the FNMA Guides.

     To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Servicer may be in the form of microfilm or microfiche so long as the Servicer complies with the requirements of the FNMA Guides.

     The Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Servicer shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any person with respect to this Agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell or transfer one or more of the Mortgage Loans. The Purchaser also shall advise the Servicer of the transfer.

     Upon receipt of notice of the transfer, the Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred.


                                  ARTICLE VIII

                         INDEMNIFICATION AND ASSIGNMENT

     SECTION 8.01 Indemnification. The Servicer agrees to indemnify and hold the Purchaser harmless from any liability, claim, loss or damage (including, without limitation, any reasonable legal fees, judgments or expenses relating to such liability, claim, loss or damage) to the Purchaser directly or indirectly resulting from the Servicer's failure to observe and perform any or all of Servicer's duties, obligations, covenants, agreements, warranties or representations contained in this Agreement or in the Purchase Agreement or the Servicer's failure to comply with all applicable requirements with respect to the transfer of Servicing Rights as set forth herein.

     The Servicer shall notify the Purchaser as soon as reasonably possible if a claim is made by a third party with respect to this Agreement.

     SECTION 8.02 Limitation on Liability of Servicer and Others. Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in material compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person with respect to any matter arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Servicer may, with the prior written consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Servicer shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

     SECTION 8.03 Limitation on Registration and Assignment by Servicer. The Purchaser has entered into this Agreement with the Servicer in reliance upon the independent status of the Servicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Nonetheless, the Servicer may subcontract all or a portion of its servicing obligations under the Agreement to one or more of its affiliates. However, if none of its affiliates is engaged in the business of servicing mortgage loans, the Servicer may subcontract all or a portion of its obligations under the Servicing Agreement to an unrelated third party subject to approval of a majority of the Independent Directors. Any delegation of such rights or duties shall not release the Servicer from its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of any delegee as if such acts or omissions were those of the Servicer and any such assignee or designee shall satisfy the requirements for a successor or surviving Person set forth in Section 8.05 and Section 8.06 hereof. The Servicer shall notify the Purchaser in writing at least 30 days prior to selling or otherwise disposing of all or substantially all of its assets and receipt of such notice shall entitle the Purchaser to terminate this Agreement except as set forth in Section 8.05 hereof.

     The Servicer shall not resign from the obligations and duties hereby imposed on it, except by mutual consent of the Servicer and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in
Section 8.06.

         Without in any way limiting the generality of this Section 8.03, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof without satisfying the requirements set forth herein, then the Purchaser shall have the right to terminate this Agreement as set forth in Section 6.04, without any payment of any penalty or damages and without any liability whatsoever to the Servicer (other than with respect to accrued but unpaid Servicing Fees and Servicing Advances remaining unpaid) or any third party.

     SECTION 8.04 Assignment by Purchaser. The Purchaser shall have the right, without the consent of the Servicer, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment and Assumption Agreement substantially in the form of Exhibit G to the Purchase Agreement and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee. Notwithstanding the foregoing, at any one time there shall not be more than fifteen (15) separate Purchasers under this Agreement.

     SECTION 8.05 Merger or Consolidation of the Servicer. The Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

     Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business includes the origination and servicing of mortgage loans, shall be qualified to service mortgage loans on behalf of FNMA or FHLMC and shall satisfy the requirements of
Section 8.06 with respect to the qualifications of a successor to the Servicer.

     SECTION 8.06 Successor to the Servicer. Prior to termination of Servicer's responsibilities and duties under this Agreement pursuant to Sections 2.17, 6.04, 8.03 or 11.01, the Purchaser shall (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having a tangible net worth of not less than $30,000,000 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of Servicer's responsibilities, duties and liabilities under this Agreement. Any successor to the Servicer shall be a FNMA- or FHLMC-approved servicer in good standing. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of Servicer pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to Article X hereof this Section and shall in no event relieve the Servicer of the representations, warranties and covenants made pursuant to and the remedies available to the Purchaser with respect thereto, it being understood and agreed that the provisions of such
Article X shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

     Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Purchaser, an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination of this Agreement pursuant to Section 2.17, 6.04, 8.03 or 11.01 shall not affect any claims that the Purchaser may have against the Servicer arising prior to any such termination or resignation.

     The Servicer shall timely deliver to the successor the funds in the Custodial Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Servicer shall account for all funds. The Servicer shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer. The successor shall make arrangements as it may deem appropriate to reimburse the Servicer for amounts the Servicer actually expended pursuant to this Agreement which the successor is entitled to retain hereunder and which would otherwise have been recovered by the Servicer pursuant to this Agreement but for the appointment of the successor servicer.

     Upon a successor's acceptance of appointment as such, the Servicer shall notify by mail the Purchaser of such appointment.


                                   ARTICLE IX

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

     As of the Closing Date, the Purchaser warrants and represents to, and covenants and agrees with, the Servicer as follows:

     SECTION 9.01 Due Organization and Authority. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Michigan. The

Purchaser has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Purchaser; and all requisite corporate action has been taken by the Purchaser to make this Agreement valid and binding upon the Purchaser in accordance with its terms.

     SECTION 9.02 No Conflicts. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Purchaser's charter or by-laws or any legal restriction or any agreement or instrument to which the Purchaser is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject.

     SECTION 9.03 Ability to Perform. The Purchaser does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it in this Agreement.

     SECTION 9.04 No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Purchaser, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Purchaser, or in any material impairment of the right or ability of the Purchaser to carry on its business substantially as now conducted, or in any material liability on the part of the Purchaser, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Purchaser contemplated herein.

     SECTION 9.05 No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of, or compliance by the Purchaser with, this Agreement as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date.

     SECTION 9.06 Assistance. To the extent reasonably possible, the Purchaser shall cooperate with and assist the Servicer as requested by the Servicer, in carrying out Servicer's covenants, agreements, duties and responsibilities under the Purchase Agreement and in connection therewith shall execute and deliver all such papers, documents and instruments as nay be necessary and appropriate in furtherance thereof.


                                   ARTICLE X

                   REPRESENTATIONS AND WARRANTIES OF SERVICER

     As of the Closing Date, the Servicer warrants and represents to, and covenants and agrees with, the Purchaser as follows:

     SECTION 10.01 Due Organization and Authority. The Servicer is a federally chartered savings bank duly organized and validly existing under the laws of the United States and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; the Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, legal, binding and enforceable obligation of the Servicer subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms.

     SECTION 10.02 Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer.

     SECTION 10.03 No Conflicts. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer's charter or by-laws or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Purchaser to realize the full amount of any mortgage insurance benefits accruing pursuant to this Agreement.

     SECTION 10.04 Ability to Service. The Servicer is an approved seller/servicer of conventional residential mortgage loans for FNMA and FHLMC, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws, and regulations, if applicable, meets the minimum capital requirements set forth by the OTS, and is in good standing to enforce, originate, sell mortgage loans to, and service mortgage loans in the jurisdiction wherein the Mortgaged Properties are located for, either FNMA or FHLMC, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with either FNMA or FHLMC eligibility requirements or which would require notification to FNMA or FHLMC.

     SECTION 10.05 Ability to Perform. The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

     SECTION 10.06 No Litigation Pending. There is no action, suit, proceeding or investigation pending or overtly threatened against the Servicer, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement.

     SECTION 10.07 No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the servicing of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date.

     SECTION 10.08 No Untrue Information. Neither this Agreement nor any statement, tape, diskette, form, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading.

     SECTION 10.09 Reasonable Servicing Fee. The Servicer acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

     SECTION 10.10 Financial Statements. The Servicer has delivered to the Purchaser financial statements as to its last two complete fiscal years. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Servicer and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Servicer since the date of the Servicer's financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement.

     SECTION 10.11 Conflict of Interest. The Servicer agrees that it shall service the Mortgage Loans hereunder solely with a view toward the interests of the Purchaser, and without regard to the interests of the Seller or its other affiliates.

                                   ARTICLE XI

                                    DEFAULT

     SECTION 11.01 Events of Default. The following shall constitute an Event of Default under this Agreement on the part of the Servicer:

     (a) any failure by the Servicer to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of five (5) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Purchaser; or

     (b) the failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of thirty (30) days (except that such number of days shall be fifteen (15) in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Purchaser; or

     (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

     (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

     (e) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

     (f) the Servicer ceases to meet the qualifications of a FNMA or FHLMC seller/servicer which continues unremedied for a period of thirty (30) days after the date of such cessation; or

     (g) the Servicer, without the consent of the Purchaser, attempts to assign this Agreement or the servicing responsibilities hereunder or to delegate any substantial part of its duties hereunder or any portion thereof; or

     (h) the Servicer fails to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located and such failure results in a material adverse effect on the Mortgage Loans, the servicing of the Mortgage Loans, or the Purchaser's rights with respect to the Mortgage Loans.

     In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatsoever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Servicer, may terminate without compensation or reimbursement (other than Servicing Fees previously earned but remaining unpaid and Servicing Advances remaining unreimbursed) all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

     Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 8.06. Upon written request from the Purchaser, the Servicer shall prepare, execute and deliver any and all documents and other instruments reasonably requested by the Purchaser, place in such successor's possession all Mortgage Files (to the extent not properly delivered to the Purchaser by the Servicer previously), and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Servicer's sole expense. The Servicer agrees to reasonably cooperate with the Purchaser and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

     SECTION 11.02 Waiver of Defaults. The Purchaser may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.


                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS


     SECTION 12.01 Notices. All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon the delivery or mailing thereof, as the case may be, sent by registered or certified mail, return receipt requested:

     (a)   If to Purchaser to:

           Flagstar Capital Corporation
           2600 Telegraph Road
           Bloomfield Hills, MI 48302
           Attn: Corporate Secretary


     (b)   If to Servicer to:

           Flagstar Bank, FSB
           2600 Telegraph Road
           Bloomfield Hills, MI 48302
           Attn: President

     SECTION 12.02 Waivers. Either the Servicer or the Purchaser may upon consent of all parties, by written notice to the others:

     (a) Waive compliance with any of the terms, conditions or covenants required to be complied with by the others hereunder; and

     (b) Waive or modify performance of any of the obligations of the others hereunder.

     The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

     SECTION 12.03 Entire Agreement; Amendment. This Agreement and the Purchase Agreement constitute the entire agreement between the parties with respect to servicing of the Mortgage Loans. This Agreement may be amended and any provision hereof waived, but, only in writing signed by the party against whom such enforcement is sought.

     SECTION 12.04 Execution; Binding Effect. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Sections 8.03 and 8.04, this Agreement shall inure to the benefit of and be binding upon the Servicer and the Purchaser and their respective successors and assigns.

     SECTION 12.05 Headings. Headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

     SECTION 12.06 Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Michigan and the obligations, rights and remedies hereunder shall be determined in accordance with the substantive laws of the State of Michigan (without regard to conflicts of laws principles), except to the extent preempted by Federal law.

     SECTION 12.07 Relationship of Parties. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties. The duties and responsibilities of the Servicer shall be rendered by it as an independent contractor and not as an agent of the Purchaser. The Servicer shall have full control of all of its acts, doings, proceedings, relating to or requisite in connection with the discharge of its duties and responsibilities under this Agreement.

     SECTION 12.08 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     SECTION 12.09 Recordation of Assignments of Mortgage. To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Purchaser or the Purchaser's designee, but in any event, at the Servicer's expense for a single recordation relating to each Assignment of Mortgage in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

     SECTION 12.10 Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are integral parts of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date and year first above written.

                            FLAGSTAR CAPITAL CORPORATION
                            (the Purchaser)



                            By:
                               ------------------------------------------------
                            Name:
                                 ----------------------------------------------
                            Title:
                                  ---------------------------------------------



                           FLAGSTAR BANK, FSB
                            (the Servicer)



                            By:
                               ------------------------------------------------
                            Name:
                                 ----------------------------------------------
                            Title:
                                  ---------------------------------------------

                                   EXHIBIT 1

                           MONTHLY REMITTANCE ADVICE

                                   EXHIBIT 2

                        CUSTODIAL ACCOUNT CERTIFICATION


  ___________, 1997

         _________________ hereby certifies that it has established the account described below as a Custodial Account pursuant to Section 2.04 of the Servicing Agreement, dated as of ______, 1997.

Title of Account: "Flagstar Bank, FSB purchaser of Residential Mortgage Loans, and various Mortgagors."

Account Number:
               -------------------

         Address of office or branch of the Servicer at which Account is maintained:

           2600 Telegraph Road
           Bloomfield Hills, MI 48302

                            FLASTAR BANK, FSB



                            By:
                               ------------------------------------------------
                            Name:
                                 ----------------------------------------------
                            Title:
                                  ---------------------------------------------

                                   EXHIBIT 3

                       CUSTODIAL ACCOUNT LETTER AGREEMENT


                , 1998
     -----------

To:
     ------------------

         (the "Depository")


         As Servicer under the Servicing Agreement, dated as of ______, 1998, (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 2.04 of the Agreement, to be designated as Flastar Bank, FSB, in trust for Purchaser of Mortgage Loans, and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.


                            FLAGSTAR BANK, FSB


                            By:
                               ------------------------------------------------
                            Name:
                                 ----------------------------------------------
                            Title:
                                  ---------------------------------------------

         The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number , at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").

                            ------------------------------------------
                            Depository


                            By:
                               ------------------------------------------------
                            Name:
                                 ----------------------------------------------
                            Title:
                                  ---------------------------------------------

                                   EXHIBIT 4

                          ESCROW ACCOUNT CERTIFICATION


                   , 1998
      -------------

      ____________________________hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 2.06 of the Servicing Agreement, dated as of ________, 1997, Conventional Residential Mortgage Loans.

Title of Account: "Flagstar Bank, FSB, in trust for Purchaser of Mortgage Loans, and various Mortgagors."

Account Number:
                 ------------------

Address of office or branch of the Servicer at which Account is maintained:

           2600 Telegraph Road
           Bloomfield Hills, MI 48302

                            FLAGSTAR BANK, FSB


                            By:
                               ------------------------------------------------
                            Name:
                                 ----------------------------------------------
                            Title:
                                  ---------------------------------------------

                                   EXHIBIT 5

                        ESCROW ACCOUNT LETTER AGREEMENT


     ______________, 1998


To:  Flagstar Bank, FSB
     2600 Telegraph Road
     Bloomfield Hills, MI 48302
      (the "Depository")


     As Servicer under the Servicing Agreement, dated as of ____________, 1997, Conventional Residential Mortgage Loans (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to
Section 2.06 of the Agreement, to be designated as "Flagstar Bank, FSB in trust for the Purchaser of Mortgage Loans, and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.


                            FLAGSTAR BANK, FSB



                            By:
                               ------------------------------------------------
                            Name:
                                 ----------------------------------------------
                            Title:
                                  ---------------------------------------------

     The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number , at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").

                            -----------------------
                            (Depository)

                            By:
                               ------------------------------------------------
                            Name:
                                 ----------------------------------------------
                            Title:
                                  ---------------------------------------------